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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-30663 of Data Processing Resources Corporation on Form S-8 of our report dated June 25, 1999, appearing in the Annual Report on Form 11-K of the Data Processing Resources Corporation Retirement Savings Plan for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 25, 1999